                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP
                          1201 Third Avenue, Suite 4800
                         Seattle, Washington 98101-3099
                Telephone: 206-583-8888; Facsimile: 206-583-8500

                                 April 13, 2000


Ostex International, Inc.
2203 Airport Way South, Suite 400
Seattle, Washington  98134

         RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission for the resale of up to 100,000 shares of common stock of Ostex International, Inc. (the "Company"), $.01 par value per share (the "Shares"). We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that upon the happening of the following events:

         (a) the filing and effectiveness of the registration statement and any amendments thereto,

         (b) due execution by the Company and registration by its registrar of the Shares, and

         (c) receipt by the Company of the consideration required for the Shares,

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus of the registration statement under the heading "Validity of Common Stock." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                                  Very truly yours,

                                                  Perkins Coie LLP